Exhibit 99.7

CENTERLINE HOLDING COMPANY

NOMINEE HOLDER CERTIFICATION

FOR RIGHTS TO ACQUIRE 11.0% CUMULATIVE CONVERTIBLE PREFERRED SHARES, SERIES A-1

The undersigned, a bank, broker, trustee, depositary or other nominee of rights (“Rights”) to purchase 11.0% cumulative convertible preferred shares, series A-1 (“Convertible Preferred Shares”) of Centerline Holding Company, a Delaware statutory trust (the “Company”), pursuant to the rights offering described and provided for in the Company’s prospectus supplement dated March 7, 2008 (the “Prospectus”), hereby certifies to the Company and to Computershare Trust Company, N.A, as subscription agent for the offering of Rights, that the undersigned has exercised the number of Rights specified below pursuant to the subscription privilege (as described in the Prospectus) on behalf of beneficial owners of Rights (each of whom is a resident of the United States or a foreign holder that has satisfied the terms and conditions for exercise described in the Prospectus), listing separately below each such exercised subscription privilege and the number of Convertible Preferred Shares subscribed for pursuant to such subscription privilege (without identifying any such beneficial owner).

Please provide one certification per Voluntary Offer Instruction (“VOI”).

Number of Convertible Preferred Shares Subscribed For

First Beneficial Owner
Second Beneficial Owner
Third Beneficial Owner
Fourth Beneficial Owner
Fifth Beneficial Owner
Sixth Beneficial Owner
Seventh Beneficial Owner
Eighth Beneficial Owner

Provide the following information:

Depository Trust Company (“DTC”)	VOI Number:
Participant Number

PARTICIPANT

By:
Name: Title: Telephone Number:

Please fax completed certifications to the Company’s information agent, The Altman Group, Inc., at (201) 939-6900.

If you have any question, please call the The Altman Group, Inc. at (201) 806-7319.